EXHIBIT 10.6

                                                         Public Deed No. 45/2000

                              P U B L I C  D E E D
                              (Offentliche Urkunde)

Before me, the undersigned Public Notary of the Canton of Zug, Switzerland, Peter B. Arnold, at his offices at Untermuli 6, CH-6300 Zug, Switzerland, appeared on Saturday, this 6th day of May 2000:

Mr. Stefan Koller, Attorney at Law and Notary Public, born 23.09.1958, Swiss citizen, residing at CH-6312 Steinhausen, Switzerland, Rebenstrasse 6, having his offices at Untermuli 6, CH-6300 Zug, Switzerland, here not acting in his own name, but as representative, exempt of personal liability, acting without express authority in the name and on behalf of

Seat Pagine Gialle S.p.A., Via Aurelio Saffi, 18, I-1038 Turin, Italy

and

RSL COM Deutschland GmbH, D-60528 Frankfurt am Main, Lyonerstr. 9

under the reservation to supply to the acting notary a forthcoming certified consent by each one of the foregoing parties, in legally appropriate form, as soon as reasonably possible and without undue delay.

This having been done, the person appearing declared, requesting that it be notarised, the following:

I. RSL Com Deutschland GmbH and Seat Pagine Gialle S.p.A. hereby conclude the Option Agreement as Annex I.

II. RSL Com Deutschland GmbH and Seat Pagine Gialle S.p.A. hereby conclude the Arbitration Agreement as Annex II.

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III.  Words and expressions in this deed and its appendices and annexes shall have the meanings defined in the respective part of this deed, and definitions used in one agreement contained in this deed are not necessarily applicable in another agreement contained in this deed.

IV. The costs of this deed shall be borne by the Seat Pagine Gialle S.p.A. All other costs shall be borne by the party by which they are incurred.

The notary informed the person appearing that

- shareholders in a GmbH can be held jointly and severally liable for capital contributions not fully paid in,

- insofar as the transfer of the title is subject to conditions precedent, the title passes only if those conditions are fulfilled.

The above and all appendices and annexes were laid out for inspection to the person appearing and were approved by the person appearing and read out aloud to the person appearing before the notary, approved by the person appearing and executed by him in his own hand as follows:

Zug/Switzerland, this 6th day of May 2000


/s/
_______________________________
Stefan Koller

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                                OPTION AGREEMENT

between

1. Seat Pagine Gialle S.p.A., with domicile in Turin

(hereinafter "Seat")

and

2. RSL COM Deutschland GmbH, with domicile in Frankfurt am Main

(hereinafter "RSL")

(each a "Party" and together the "Parties")

Whereas

a. Seat and RSL have today entered into a Joint Venture Agreement (UR. 44/2000 of the notary Peter B. Arnold, Zug, Switzerland (the "Joint Venture Agreement"). The person appeared declared that they are aware of the content of the previously notarised Joint Venture Agreement, which is available to them and hereby waive their right to have such Joint Venture Agreement be read again to them. Further, the Parties declared that they wish the said Joint Venture Agreement to be attached to this notarial deed but not, however, any of the attachments and schedules or other enclosures to the Joint Venture Agreement.

b. In Section 8 of the Joint Venture Agreement it is contemplated that Seat and RSL conclude an agreement regarding a call and a put option.

The Parties agree as follows:

                                      ss. 1
                                   Definitions

Capitalized terms used in this agreement shall have the same meaning ascribed to them in the Joint-Venture Agreement, including the definition of

Remaining Shareholding, meaning such share in Telegate Holding GmbH which RSL continues to hold after the disposal of the Majority-Conferring Share pursuant to Section 2 of the Joint Venture Agreement, which remaining share shall have a nominal value of DM 24,800 and shall represent all of the outstanding share capital of the Holding except for the Majority-Conferring

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Share and for such shareholding in Telegate Holding GmbH as Seat shall have acquired under the L Umbrella Agreement.

                                      ss. 2
                                   Call Option

2.1 RSL hereby irrevocably grants an option to Seat, pursuant to which Seat is entitled to purchase the Remaining Shareholding from RSL, by means of acceptance of the irrevocable offer made hereby by RSL to Seat regarding the sale of the Remaining Shareholding by RSL to Seat at the Exercise Price with transfer of title to the Remaining Share becoming effective on the Cash Exercise Date or as of (the shortest possible interval before) the In Kind Exercise Date, as the case may be (the "Call Option"). The Call Option can only be exercised with respect to the total Remaining Holding.

2.2 Seat may exercise the Call Option at any time during the period from February 1, 2002 through December 31, 2002 (the "Call Option Period") by means of a notarised acceptance declaration of the Call Option in the form attached as Exhibit 1 to this Agreement (the "Call Option Acceptance Declaration").

2.3 Seat may also exercise the Call Option as soon as (but with no limitation in time) RSL Communications Ltd., of Bermuda, ceases to be the ultimate parent company of RSL, or as soon as there will be a shareholder who holds at least 50 % of the outstanding stock of RSL Communications Ltd. different from the current 50 % shareholder(s) (if any) and the majority of the members of the board of directors of RSL Communications Ltd. immediately prior to change of control will be such individuals as were not members of such board of directors on May 4, 2000.

2.4 The purchase of the Remaining Shareholding shall be deemed to be concluded between the Parties if and as soon as the Call Option Acceptance Declaration shall be declared within the Call Option Period in notarised form. Transfer of title as effected by the transfer agreement (Exhibit 4) shall occur within a period of no more than 105 days following the Call Option Acceptance Declaration has been declared or any other date as agreed between the parties.

                                      ss. 3
                                   Put Option

3.1 Seat hereby irrevocably grants an option to RSL, pursuant to which RSL is entitled to request from Seat the purchase of the Remaining Shareholding, by means of acceptance of the irrevocable offer made hereby by Seat to RSL regarding the purchase of the Remaining Shareholding by Seat from RSL at the Exercise Price with transfer of title to the Remaining Shareholding becoming effective on the Cash Exercise Date or as of (the shortest possible interval before) the In Kind Exercise Date, as the case may be (the "Put Option"). The Put Option can only be exercised with respect to the total Remaining Shareholding.

3.2 RSL may exercise the Put Option at any time during the period from January 1, 2001 through January 31, 2002 (the "Put Option Period") by means of a notarised acceptance declaration of the Put Option in the form attached as
      Exhibit 2 to this Agreement (the "Put Option Acceptance Declaration").

3.3 The purchase agreement of the Remaining Shareholding shall be deemed to be concluded between the Parties if and as soon as the Put Option Acceptance Declaration shall be declared within the Put Option Period in notarised form. Transfer of title as effected by the transfer agreement (Exhibit 4) shall occur within a period of no more than 105 days following the Put Option Acceptance Declaration has been declared or any other date as agreed between the parties.

                                      ss. 4
                                 Exercise Price

4.1 The Exercise Price payable by Seat upon exercise of the Call or the Put Option shall be, at the option of Seat, payable either in cash or in newly issued Seat Shares fungible with all other outstanding shares of Seat at the Cash Exercise Date (in case of a cash payment) or the In Kind Exercise Date (in case of an in kind payment) in accordance with the following provisions:

      (i) A payment in cash of the Exercise Price is only permissible if Seat notifies RSL within no more than 30 days following receipt by Seat or RSL (as the case may be) of the Put or Call Acceptance Declaration of its intention to pay in cash in which case the payment of the Exercise Price shall become due on the 35th day following the receipt by Seat or RSL (as the case may be) of the Put or Call Acceptance Declaration (the "Cash Exercise Date") in an amount hereinafter referred as the "Exercise Price". The Exercise Price shall be calculated as follows:

            Firstly, it shall be established what number of Telegate shares the Majority-Conferring Share indirectly represents (following the method set forth in Section 3 subparagraph (i) of the Joint Venture Agreement);

            Secondly, such number shall be multiplied with the average closing price (in Euro) of Telegate common stock on the Frankfurt Exchange during January 2001 (appropriately

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            adjusted for stock splits or similar transactions after the date hereof), provided, however, that if such average closing price is less than Euro 127.50, the Exercise Price shall be equal to Euro 127.50, and provided further that if such average is greater than Euro 161.25, the Exercise Price shall be equal to Euro 161.25.

      (ii) A payment in kind of the Exercise Price by means of newly issued shares fungible with all other outstanding shares of Seat is only permissible if Seat

            - does not exercise its option referred to in the preceding paragraph (either by means of letting the respective period expire or by means of express declaration);

            - invites for a shareholders' meeting to be held no later than 45 days after the expiration of the 30-day period set forth in the preceding paragraph for the purpose of resolving on a capital increase against contribution of the Remaining Shareholding at an exchange ratio to be determined by applying the calculation set forth in Section 3 subparagraph 2 of the Joint Venture Agreement with the provisos that (a) "T.May3" shall have the meaning assigned to it in the Joint Venture Agreement, and that (b) "S.May3" shall be replaced by "S.not.day" meaning the average closing price as published by Bloomberg for Seat shares on the Milan Stock Exchange on the day when Seat notifies RSL of its intention to pay in cash, pursuant to ss. 4.1 (i) of this Agreement; and

            - provides RSL with an irrevocable opportunity to borrow Seat Shares from an existing shareholder of Seat in an amount equal to the Consideration Seat Shares at market rates for purposes of effecting a hedge, which hedge may alternatively be through an intermediary entity, provided that in both cases the hedge must be such that market disruption of the Seat shares are avoided, for a period from the time from the 35th day as described in ss. 4.1 (i) until such time when the Consideration Seat Shares are delivered by Seat to RSL. It is understood that the cost of such hedge should be borne by RSL.

4.2 In the event that the shareholders' meeting approves the capital increase against contribution in kind as described in ss. 4.1., in the period mentioned therein, and such additional steps as are required under Italian law for making the new shares resulting from the said shareholders' resolution on the capital increase available as freely tradeable shares, have been accomplished by the 105th day following the exercise of the Put or the Call Option, then the Consideration Seat Shares shall be delivered to RSL no later than the 105th day following the exercise of the Put or the Call Option (the "In Kind Exercise Date").

4.3 In the event that either (i) the shareholders' meeting of Seat does not approve the capital increase against contribution in kind as described in ss. 4.1 in the period therein, or (ii) such additional steps as are required under Italian law for making the new shares resulting from the said shareholders' resolution on the capital increase available as freely tradeable shares and the subsequent issuance and delivery of the Consideration Seat Shares to RSL have not been accomplished by the 105th day following the exercise of the Put or the Call Option , for what reason so ever, then Seat undertakes to purchase the Remaining Shareholding at the purchase price equal to the Exercise Price from RSL within 5 days following the expiration of the respective period mentioned in ss. 4.1 subparagraph (ii) and ss. 4.2, in accordance with the provisions in ss.
      6.2 first hyphen.

                                      ss. 5
                               Condition Precedent

The Call Option is only exercisable if the Put Option has not been previously exercised.

                                      ss. 6
                             Undistributed Earnings

The Remaining Shareholding shall be purchased and transferred pursuant to this Agreement together with the right to all undistributed earnings.

                                      ss. 7
                 Transfer of Title to the Remaining Shareholding

7.1 Upon exercise of the respective Put or Call Option transfer of title to the Remaining Shareholding shall take place at the offices of Arnold Wehinger Kaelin & Ferrari, Zug, Switzerland or another place to be agreed between the Parties.

7.2   In order to effect transfer of title to the Remaining Shareholding

- in case of a cash payment, (x) RSL and Seat shall execute the transfer of the Remaining Shareholding by means of using the form attached as Exhibit 3 pursuant to which title to the Remaining Shareholding shall be transferred by RSL to Seat subject only to the condition of payment of the Exercise Price referred to in ss. 4.1.; (y) Seat warrants that the cash amount referred to in ss. 4.1. as the Exercise Price shall be immediately be paid by electronic means to RSL to an account of RSL to be notified by RSL to Seat prior to the date when transfer of title to the Remaining Shareholding is effected; and (z) delivery by Seat of a copy of an irrevocable payment instruction with respect to the payment of the Exercise price referred to in ss. 4.1.; and

- in case of a payment in kind, RSL and Seat shall notarise the transfer of the Remaining Shareholding by means of using the form attached as Exhibit 4 pursuant to which title to the Remaining Shareholding shall be transferred by RSL to Seat against issuance of the Consideration Seat Shares.

                                      ss. 8
                                   Guarantees

The Remaining Shareholding upon exercise of the Put or Call Option shall be sold with the same guarantees as are given and limited in Sections 6 and 7 of the Joint Venture Agreement but only to the extent such guarantees are not yet time-barred.

                                      ss. 9
                 Unrestricted exerciseability of the Put Option

RSL is entitled to exercise the Put Option, and Seat is entitled to exercise the Call Option, under any circumstances and irrespective of events and changes occurred in the meantime and particularly independent of the status of the Joint Venture. Seat acknowledges to be obliged to purchase the Remaining Shareholding at the Exercise Price in a case where the Joint Venture turns out to fail to be an economic success.

RSL shall, however, not be entitled to exercise the Put Option, and Seat shall not be entitled to exercise the Call Option, in such cases where any of the conditions precedent to the effectiveness of the Joint Venture Agreement has not been met (Section 4 subparagraph 1 of the Joint Venture Agreement), or where the event of termination set forth in Section 4 subparagraph 2 of the Joint Venture Agreement has occurred and Seat has not (declared to wish to proceed for a cash consideration), or where the Joint Venture Agreement has been rescinded pursuant to Section 4 subparagraph 4 of the Joint Venture Agreement.

                                     ss. 10
                                 Confidentiality

The Parties shall keep confidential the contents of this Agreement and its attachments, and in particular all aspects regarding the monetization of the Majority-Conferring Share to the extent admissible under the applicable laws, unless they mutually agree otherwise.

Any public notice or press release (whether required by law or not) shall be agreed upon by the Parties beforehand.

                                     ss. 11
                                      Costs

All notarial costs arising in the context of this agreement and the transfer of title of the Remaining Shares as provided for in the respective Exhibits to this agreement shall be borne by Seat. Each party shall bear its cost and expenses (including those of its advisers).

                                     ss. 12
                                     Notices

12.1 Notices or declarations to Seat made in the context of this Agreement shall be deemed to be validly given if sent by registered mail or courier to the following address or such other address as notified in writing by Seat to RSL:

      Angelo Novati, CFO, Seat Pagine Gialle S.p.A., Via Aurelio Saffi, 18 - 1038 Turin, Italy

12.2 Notices or declarations to RSL made in the context of this Agreement shall be deemed to be validly given if sent by registered mail or courier to the following address or such other address as notified in writing by RSL to
      Seat:

      RSL COM Deutschland GmbH, c/o RSL Communications, Ltd., attn: Avery S. Fischer, Esq., 810 Seventh Avenue, 39th Floor, New York, NY 1001.

                                     ss. 13
                                  Miscellaneous

13.1 Should any provision of this Agreement be or become invalid or unenforceable, the validity of the other parts of this Agreement shall not be affected thereby. The same applies if this Agreement contains any omissions. In lieu of the invalid or unenforceable provision or in order to complete any omission, a fair provision shall apply which, to the extent legally permissible, comes as close as possible to what the Parties had intended or would have intended, according to the spirit and purpose of this Agreement if they had considered the matter at the time this Agreement was executed.

13.2 Changes and amendments to this Agreement are only valid if they have been made in writing or, if notarisation is required by law, notarised.

                                     ss. 14
                                No Assignability

The assignment of any rights under this agreement requires the prior written consent of the other party.

                                     ss. 15
                                   Arbitration

All disputes arising out of or in connection with the Option Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said rules. The arbitration proceedings shall be held in Paris and in English.

Date,___________


/s/                                     /s/
________________________________        ________________________________________
Seat Pagine Gialle S.p.A.               RSL COM Deutschland GmbH

                             NOTARIAL AUTHENTICATION
                           (Oeffentliche Beurkundung)
                            (Public Deed No. 45/2000)

The undersigned Notary Public of the Canton of Zug, Switzerland, lic. iur. Peter
B. Arnold, Attorney at Law, hereby certifies and authenticates:

The foregoing Agreement corresponds with the intentions and the free will of the party who personally appeared in the capacities as follows:

Mr. Stefan Koller, Attorney at Law and Notary Public, born 23.09.1958, Swiss citizen, residing at CH-6312 Steinhausen, Switzerland, Rebenstrasse 6, having his offices at Untermuli 6, CH-6300 Zug, Switzerland, here not acting in his own name, but as representative, exempt of personal liability, acting without express authority in the name and on behalf of

Seat Pagine Gialle S.p.A., Via Aurelio Saffi, 18, I-1038 Turin, Italy,

and

RSL COM Deutschland GmbH, D-60528 Frankfurt am Main, Lyonerstr. 9,

under the reservation to supply to the acting notary a forthcoming certified consent by each one of the foregoing parties, in legally appropriate form, as soon as reasonably possible and without undue delay.

The foregoing Deed and all appendices and annexes thereto were laid out for inspection to and were approved by the person appearing. Subsequently, the Deed was read out aloud to the person appearing before the notary, approved by the person appearing and executed by him in his own hand.

This Public Deed is made out in one copy.

Zug/Switzerland, this 6th day of May 2000

                                        The Notary Public


                                        Peter B. Arnold